UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 17, 2015

DATE OF ORIGINAL REPORT: November 25, 2015

DATE OF AMENDMENT: December 21, 2015

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2015, in order to facilitate the closing on a credit facility with FirstKey Mortgage, LLC (“FirstKey”), Sean Zarinegar, as Manager/Member of Performance Realty Management, LLC (“Performance Realty”), an Arizona limited liability company and Manager of American Realty Partners, LLC, an Arizona limited liability company (“American Realty”), a wholly-owned subsidiary of American Housing Income Trust, Inc., a Maryland corporation (the “Company”), organized ARP Pledgor II, LLC in Arizona (hereinafter referred to as “Pledgor II”).

ARP Pledgor II’s sole member is American Realty. ARP Pledgor II is the sole member of ARP Borrower II, LLC, a Delaware limited liability company (“ARP Borrower II”), which was likewise organized on September 21, 2015 and subsequently certified to do business in Arizona on November 5, 2015. ARP Borrower II is a related party to the Company by virtue of the relationship between ARP Pledgor II, American Realty and Performance Realty. Mr. Zarinegar is the Company’s Chairman of the Board and Chief Financial Officer, and an affiliate of the Company by virtue of his holdings in the Company. Performance Realty is likewise an affiliate of the Company. The following credit instruments were entered into between ARP Pledgor II, ARP Borrower II and FirstKey:

(a) Loan Cooperation Agreement. The Loan Cooperation Agreement serves as the master loan document. The Loan Cooperation Agreement is attached hereto as Exhibit 10.1.

(b) Balloon Note. The Balloon Note is between ARP Borrower II and FirstKey in the principal amount of $968,000 earning interest at 5.880%. The first payment under the Balloon Note is January 1, 2016 and the final payment is due December 1, 2020. The Balloon Note is nonrecourse. Following closing costs, the Company was issued $940,893.41 in net proceeds from the credit facility. The Balloon Note is attached hereto as Exhibit 10.2. The loan allocation amongst the eight properties is set forth in Exhibit 10.3.

(b) Pledge and Security Agreement. In addition to standard security under similar lending agreements, ARP Pledgor II pledged all membership interests in ARP Borrower II as collateral for payment and performance obligations of ARP Borrower II.

(c) Guarantees and Conditional Assignment of Management Agreement. ARP Pledgor II and the Company personally guaranteed payment and performance obligations of ARP Borrower II. In addition, Borrower II agreed that in the event it enters into a Management Agreement for management of the subject properties being financed, ARP Borrower II has agreed to conditionally transfer, set over and assign to FirstKey all of ARP Borrower II’s rights, title and interest in and to any Management Agreement.

(d) Deeds of Trust. The properties identified at Exhibit 10.4 herein were deeded in trust to Pioneer Title Agency, Inc., an Arizona corporation (“Pioneer”). The property identified at 10.5 was likewise deeded in trust to Pioneer. The deed of trust is a perfected security interest serving as collateral.

 SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.1	Loan Cooperation Agreement
10.2 10.3	Balloon Note Allocated Loan Amounts
10.4 10.5	Properties Under Deed of Trust and Allocated Loan Amounts Property Under Deed of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: December 21, 2015